UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): MAY 9, 2007


                          L-1 IDENTITY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                     000-21559                   04-3320515
(State or other jurisdiction   (Commission file number)        (I.R.S. employer
     of incorporation)                                       identification no.)



                  177 BROAD STREET, STAMFORD, CONNECTICUT 06901
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (203) 504-1100

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 8.01     OTHER EVENTS

      In a press release issued on May 9, 2007, L-1 Identity Solutions, Inc. (the "Company") announced that it intends to offer, subject to market conditions and other factors, $150 million of Convertible Senior Notes due 2027 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The Company expects to grant the initial purchasers a 30-day option to purchase up to $25 million principal amount of additional notes. In connection with the offering, and in order to facilitate the structuring of potential future acquisitions, the Company also announced that it plans to implement a holding company structure pursuant to Section 251(g) of the Delaware General Corporation Law. In the press release, the Company announced that it will use the net proceeds from the offering to pay the cost of entering into a forward share repurchase transaction pursuant to which it will acquire up to 4.2 million shares of its common stock, to repay borrowings under its senior credit facility, and to apply any remaining proceeds for general corporate purposes, including acquisitions. A copy of the press release referenced above is attached hereto as Exhibit 99.1


ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.                     Description
-----------                     -----------

Exhibit 99.1            Press Release issued on May 9, 2007.










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                                        SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 9, 2007

                                      L-1 IDENTITY SOLUTIONS, INC.


                                      By:  /s/  Robert V. LaPenta
                                         ------------------------------
                                         Robert V. LaPenta
                                         Chairman, President and Chief Executive
                                         Officer





















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



                                  EXHIBIT INDEX



 Exhibit No.                            Description
 -----------                            -----------

Exhibit 99.1            Press Release issued on May 9, 2007.

































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